EXECUTION VERSION #95152168v8 AGREEMENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT AMENDMENT (this “Amendment”) dated as of November 22, 2021 to the Credit Agreement dated as of October 20, 2021 (the “Credit Agreement”) among MIRION TECHNOLOGIES (HOLDINGSUB2), LTD., a limited liability company incorporated in England and Wales with company number 09299632 (“Holdings”), MIRION TECHNOLOGIES (US HOLDINGS), INC., a Delaware corporation (the “Parent Borrower”), MIRION TECHNOLOGIES (US), INC. (“Subsidiary Borrower”), CITIBANK, N.A., as Administrative Agent and Collateral Agent (the “Agent”) and the other Persons party thereto from time to time (the “Credit Agreement”). W I T N E S S E T H : WHEREAS, Section 9.10 of the Credit Agreement provides that Holdings and Parent Borrower may make a change in their respective fiscal years and in connection therewith, Parent Borrower and the Administrative Agent may make adjustments to the Credit Agreement to reflect such change; WHEREAS, representatives of Holdings and the Parent Borrower have provided notice to the Administrative Agent that Holdings, Parent Borrower and its Restricted Subsidiaries are changing their fiscal year ends from June 30 of each calendar year to December 31 of each calendar year, and hereby reiterate such notice (the “Fiscal Year Change”); WHEREAS, Section 13.1(i)(iii) of the Credit Agreement allows the Parent Borrower and Agent to enter into amendments to cure any ambiguity, omission, mistake, defect, obvious or technical error, or inconsistency (as reasonably determined by the Agent and Parent Borrower); and WHEREAS, the parties hereto desire to amend the Credit Agreement on the terms and conditions set forth herein. NOW, THEREFORE, the parties hereto agree as follows: SECTION 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. (b) Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. (c) This Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

2 #95152168v8 SECTION 2. Change in Fiscal Year. The Agent hereby confirms and acknowledges its approval of any change in fiscal year of Holdings, Parent Borrower and its Restricted Subsidiaries from June 30 of each calendar year to December 31 of each calendar year, commencing with calendar year 2021. SECTION 3. Amendments. On and as of the Amendment Effective Date, the Credit Agreement is hereby amended in the manner set forth on Exhibit A hereto (with inserted text indicated in the following manner: inserted text and deleted text indicated in the following manner: deleted text). SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. SECTION 6. Effectiveness. This Amendment shall become effective on and as of the date first written above (the “Amendment Effective Date”). The Agent hereby confirms receipt of all required notices in connection with the Fiscal Year Change. [signatures follow on next page]

[Signature Page to Agreement and Amendment No. 1] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written. MIRION TECHNOLOGIES (HOLDINGSUB2), LTD. as Holdings By: Name: James Cocks Title: Director MIRION TECHNOLOGIES (US HOLDINGS), INC. as Parent Borrower By: Name: Brian Schopfer Title: Chief Financial Officer MIRION TECHNOLOGIES (US), INC. as Subsidiary Borrower By: Name: Brian Schopfer Title: VP & Chief Financial Officer

#95152168v8 Exhibit A

Execution Version Conformed for Agreement and Amendment No. 1 dated as of November 22, 2021 #95181268v195181268v9 CREDIT AGREEMENT dated as of October 20, 2021 among MIRION TECHNOLOGIES (HOLDINGSUB2), LTD., as Holdings, MIRION TECHNOLOGIES (US HOLDINGS), INC., as the Parent Borrower, MIRION TECHNOLOGIES (US), INC., as the Subsidiary Borrower, THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO, THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO, CITIBANK, N.A., as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer and a Lender, GOLDMAN SACHS LENDING PARTNERS LLC, CITIBANK, N.A., JEFFERIES FINANCE LLC and JPMORGAN CHASE BANK, N.A., as Joint Lead Arrangers and Bookrunners

the amount of tax expense deducted in determining Consolidated Net Income for such period, (h) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income, and (i) to the extent not expensed (or exceeding the amount expensed) during any period or not deducted (or exceeding the amount deducted) in arriving at such Consolidated Net Income, the aggregate amount of losses, expenses or other charges paid or payable in cash by the Parent Borrower and its Restricted Subsidiaries during such period (whether or not incurred during such period), other than to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness). Notwithstanding anything to the contrary in this Agreement, in no event shall Excess Cash Flow be calculated on a Pro Forma Basis. “Excess Cash Flow Period” shall mean each fiscal year of the Parent Borrower ending after the Closing Date (, commencing, for the avoidance of doubt, with the first full fiscal year of the Parent Borrower that begins after the Closing Date), which fiscal year is the fiscal year ending December 31, 2022. “Excluded Contribution” shall mean the aggregate amount of net cash proceeds, and the Fair Market Value of marketable securities or other assets or property, received by the Parent Borrower from (i) contributions to its Permitted Equity, or (ii) the sale (other than to a Subsidiary of the Parent Borrower, or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings or the Parent Borrower) of Capital Stock (other than Disqualified Stock) of the Parent Borrower, as the case may be, which are excluded from the calculation set forth in clauses (c), (d) and (i) of the definition of Available Amount; provided that no Cure Amount shall constitute an Excluded Contribution. “Excluded Lender” shall have the meaning provided in Section 13.1(k)(ii). “Excluded Property” shall mean (a) any motor vehicles and other assets subject to certificates of title if a security interest therein cannot be perfected by the filing of a UCC-1 financing statement or without requiring any perfection action, (b) all commercial tort claims (excluding the proceeds therefrom) estimated by the Parent Borrower in good faith not to exceed $10,000,000, (c) any governmental licenses or state or local franchises, charters and authorizations to the extent security interest is prohibited or restricted thereby (excluding the proceeds therefrom), (d) pledges and security interests prohibited or restricted by any applicable law, rule, regulation or governmental or court order (including any requirement to obtain the consent of any governmental or third party authority unless such consent is obtained (it being understood that there is (and shall be) no obligation to pursue or obtain such consent)), (e) any asset (including any general intangibles and any contract, instrument, lease, license, permit, agreement or other document, or any property or other right subject thereto (including pursuant to a purchase money security interest, capital lease or similar arrangement or, in the case of after-acquired property, pre-existing secured Indebtedness not incurred in anticipation of the acquisition by the Credit Party of such property)) the grant or perfection of a security interest in which would (i) constitute a violation of a restriction in favor of a third party (other than a Credit Party) or result in the abandonment, invalidation or unenforceability of any right or assets of the relevant Credit Party, (ii) result in a breach, termination (or a right of termination) or default under any such contract, instrument, lease, license, permit, agreement or other 37 #95181268v195181268v9 any Sanctions Laws in each case in any manner that will result in any violation by any Person (including any Lender, the Joint Lead Arrangers, the Administrative Agent or the Letter of Credit Issuer) of Sanctions Laws. (e) The representations and warranties given in this Section 8.20 shall not be made by, or sought by, as applicable, (i) any Credit Party or any of its Subsidiaries, or any Lender, insofar as they would violate or expose any such Person or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 4 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or (ii) any Credit Party or any of its Subsidiaries, or any Lender, insofar as such representation would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada). 8.21 Security Interest in Collateral. Except to the extent otherwise contemplated by Schedule 9.14 and subject to the terms of the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Credit Documents, the Security Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, and such Liens constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Security Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Credit Documents) securing the Obligations, in each case as and to the extent set forth therein. Section 9. Affirmative Covenants. The Borrowers hereby covenant and agree that on the Closing Date and thereafter, until the Termination Date: 9.1 Information Covenants. The Parent Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice): (a) Annual Financial Statements. Commencing with the first fiscal year ending after the Closing Date, promptly once available and in any event on or before the date that is 120 days after the end of each such fiscal year, the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries, as at the end of each fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, and setting forth comparative consolidated and/or combined figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Parent Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under Loans hereunder occurring within one year from the time such opinion is delivered or (B) any breach or anticipated breach of a financial maintenance covenant on a future date or in a future period), together with a management’s discussion and analysis of financial information.; provided that notwithstanding the foregoing, for the fiscal year ending December 31, 2021, such (i) audited financial statements shall only be required to cover the period commencing on July 1, 2021 and ending on December 31, 2021 and may consist of predecessor and successor periods (and such comparative figures shall only be required to include the period from July 1, 2020 through December 31, 2020 (which 165 #95181268v195181268v9 was not audited as such)) and (ii) management’s discussion and analysis of financial information may include an alternative comparative period not included in the audited financial statements, such as an unaudited period from July 1, 2020 through December 31, 2020). (b) Quarterly Financial Statements. Promptly once available and in any event on or before the date that is 45 days after the end of each quarterly accounting period (or 60 days for the first fiscal quarter of the Parent Borrower ending after the Closing Date) of the Parent Borrower ending after the Closing Date, with respect to each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicable quarterly period, and setting forth comparative consolidated and/or combined figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its Restricted Subsidiaries in accordance with GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes, as required by GAAP, together with a management’s discussion and analysis of financial information.; provided in connection with Holdings’ change in fiscal year end from June 30 of each calendar year to December 31 of each calendar year, it is understood that such prior periods for the purposes of comparative figures will reflect the same calendar year periods (and not the same fiscal periods) or, in the case of the consolidated balance sheet, either the new fiscal year end of December 31 or the preceding quarterly balance sheet. (c) [Reserved]. (d) Officer’s Certificates. Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Parent Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (ii) evidence demonstrating compliance with Section 10.7 (if then in effect) in reasonable detail, the then applicable Status and underlying calculations in connection therewith. (e) Notice of Default or Litigation. Promptly after an Authorized Officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action any such Credit Party proposes to take with respect thereto (provided that subsequent delivery of a notice of Default or Event of Default shall cure such Event of Default for failure to provide notice, unless an Authorized Officer of the Parent Borrower had actual knowledge that such Default or Event of Default had occurred and was continuing and should have reasonably known in the course of his or her duties that failure to provide such notice would constitute an Event of Default) and (ii) any 166 #95181268v195181268v9

(p) any transaction or transactions approved by a majority of the members of the board of directors (or similar governing body) of the Parent Borrower or a Parent Entity at such time; (q) guarantees not otherwise restricted by Section 10.1 or Section 10.5; (r) transactions with customers, clients, suppliers, licensees, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Parent Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Parent Borrower or a Parent Entity or, in either case, the senior management thereof or (ii) on terms not substantially less favorable to the Parent Borrower and/or its applicable Restricted Subsidiary as might reasonably be obtained from a Person other than an Affiliate; (s) the payment of reasonable out-of-pocket costs and expenses related to registration rights and indemnities provided to shareholders under any shareholder agreement and the existence or performance by the Parent Borrower or any Restricted Subsidiary of its obligations under any such registration rights or shareholder agreement; (t) any transaction in respect of which the Parent Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Parent Borrower or a Parent Entity from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not substantially less favorable to the Parent Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; (u) (i) Investments by Affiliates in securities or other Indebtedness of the Parent Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the Investment is being offered by the Parent Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or other Indebtedness of the Parent Borrower or any Restricted Subsidiary contemplated in the foregoing sub-clause (i) or that were acquired from third parties, in each case, in accordance with the terms of such securities or other Indebtedness; (v) payments to or from, and transactions with, an Unrestricted Subsidiary in the ordinary course of business (including, any cash management or administrative activities related thereto); (w) any lease entered into between the Parent Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Parent Borrower, as lessor, and any transaction(s) pursuant to that lease, which lease is approved by the board of directors or senior management of the Parent Borrower in good faith; and (x) transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium. 9.10 End of Fiscal Years. Holdings and the Parent Borrower will maintain their fiscal year as in effect on the Closing Date (or with a December 31 end date); provided, however, that (a) the Parent Borrower may, upon written notice to the Administrative Agent, change its fiscal year end to another date and (b) Holdings and/or any Restricted Subsidiary may change its fiscal year to the same fiscal year as the Parent Borrower, and, in each such case of (a) and (b), the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders and all 173 #95181268v195181268v9

11.8 Pledge Agreement. Subject to the Legal Reservations, the Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the Parent Borrower is pledged or any material provision thereof shall cease to be in full force or effect or for any reason cease to create a valid and (to the extent required thereby) perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties with the priority required thereby on a material portion of the Collateral purported to be covered thereby (other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent in respect of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it or failure to file a Uniform Commercial Code or any comparable filing in any applicable jurisdiction) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing its obligations thereunder; or 11.9 Security Agreement. Subject to the Legal Reservations, the Security Agreement or any other Security Document pursuant to which the material assets of any Credit Party are pledged as Collateral or any material provision thereof shall cease to be in full force or effect or for any reason cease to create a valid and (to the extent required thereby) perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties with the priority required thereby on a material portion of the Collateral purported to be covered thereby (other than pursuant to the terms hereof or thereof or, as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it or as a result of the Collateral Agent’s failure to file a Uniform Commercial Code or any comparable filing in any applicable jurisdiction) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing its obligations thereunder; or 11.10 Judgments. One or more final money judgments or decrees shall be entered against Holdings, the Parent Borrower or any of their Restricted Subsidiaries involving a liability in excess of the Threshold Amount in the aggregate for all such judgments and decrees for the Parent Borrower and the Restricted Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall remain unsatisfied, unvacated, undischarged, unstayed and unbonded and unstayed pending appeal within, for a period of 60 consecutive days after the entry thereof; or 11.11 Change of Control. A Change of Control shall occur. 11.12 Remedies Upon Event of Default. If an Event of Default occurs and is continuing (other than in the case of an Event of Default under Section 11.3(a) with respect to any default of performance or compliance with the covenant under Section 10.7), the Administrative Agent may, at the written request of the Required Lenders, by written notice to the Parent Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against Holdings and the Borrowers, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 (solely with respect to a Borrower) shall occur with respect to the Parent Borrower or the Subsidiary Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (1), (2), (3), and (4) below shall occur automatically without the giving of any such notice): (1) declare the Total Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment, if any, of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (2) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are 197 #95181268v195181268v9